Exhibit 99.1

Direct Markets logo

NEWS RELEASE	Contact:	Erika Moran
Investor Relations
212-825-3210

Direct Markets Holdings Corp. Announces 2nd Quarter 2012 Financial Results

New York, NY -- August 14, 2012 – Direct Markets Holdings Corp. (NASDAQ: MKTS) (“the Company”) announced financial results for the first half and second quarter ended June 30, 2012.

First Half 2012 Highlights:

•	Investment banking revenue of $25.8 million, compared to $42.2 million in the first half of 2011.

•	Revenue, excluding principal transactions, of $34.5 million, compared to $50.8 million in the first half of 2011.

•	Net loss of $7.0 million, or ($0.19) per diluted share.

•	32 financing transactions were completed raising $1.2 billion in the first half of 2012, compared to 59 financing transactions raising $1.7 billion in the first half of 2011.

Second Quarter 2012 Highlights:

•	Investment banking revenue of $2.3 million, compared to $14.7 million and $23.5 million in the second quarter of 2011 and the first quarter of 2012, respectively.

•	Revenue, excluding principal transactions, of $9.3 million, compared to $21.1 million and $25.2 million in the second quarter of 2011 and the first quarter of 2012, respectively.

•	Net loss of $9.0 million, or ($0.25) per diluted share.

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10 financing transactions were completed, raising $0.1 billion in the second quarter of 2012, compared to 26 financing transactions raising $0.7 billion in the second quarter of 2011 and 22 financing transactions raising $1.1 billion in the first quarter of 2012.

BUSINESS HIGHLIGHTS

Investment Banking

Investment banking revenue was $2.3 million for the second quarter of 2012, which included $0.4 million related to warrants received as compensation for activities as underwriter or placement agent valued using Black-Scholes, compared to $14.7 million in investment banking revenue, which included $3.5 million related to warrants received, for the second quarter of 2011 and $23.5 million in investment banking revenue, which included $1.0 million related to warrants received, for the first quarter of 2012. Private placement and underwriting revenue for the second quarter of 2012 was $1.8 million, compared to $13.0 million for the second quarter of 2011 and $15.7 million for the first quarter of 2012. Strategic advisory fees for the second quarter of 2012 were $0.5 million, compared to $1.7 million for the second quarter of 2011 and $7.7 million for the first quarter of 2012.

Sales & Trading

Brokerage revenue for the second quarter was approximately $6.6 million, net of $0.5 million of soft dollar expense, compared to $6.5 million, net of $1.1 million of soft dollar expense, for the second quarter of 2011 and $6.5 million, net of $0.5 million of soft dollar expense, for the first quarter of 2012.

Principal Transactions

Principal transactions revenue (which predominantly represents changes in the value of the Company’s warrant/derivative portfolio) for the second quarter was a $2.5 million loss, compared to a $5.2 million loss for the second quarter of 2011 and $0.2 million for the first quarter of 2012.

Merchant Banking Revenue

Merchant banking revenue for the second quarter was a $0.1 million loss, compared to an insignificant loss for the second quarter of 2011 and $5.0 million loss for the first quarter of 2012.

Operating Expenses

Compensation Expense

•	Employee compensation and benefits expense for the second quarter of 2012 was $7.5 million, compared to $15.2 million for the second quarter of 2011 and $13.9 million for the first quarter of 2012.
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Employee compensation and benefits expense for the second quarter of 2012, excluding the $2.5 million principal transactions loss from revenue, represented 81% of transaction-related revenue (revenue excluding principal transactions), compared to 64% in the comparable 2011 period. The Company targets a compensation ratio of 55% to 60% of transaction-related revenue on an annualized basis.

•	The Company had 141 and 191 full-time employees at June 30, 2012 and December 31, 2011, respectively.
•	The founding executives did not receive a year end 2011 bonus and no bonuses for such founding executives were accrued as of June 30, 2012.
•	In July 2012, the Company suspended all sales and trading activities and reduced total headcount from 141 as of June 30, 2012 to 74 as of August 13, 2012 due to financial and market conditions.

Non-Compensation Expense

Non-compensation expense was $8.3 million for the three months ended June 30, 2012, comparable to the $11.2 million for the prior year period. The decrease from the prior year’s quarter in non-compensation expense was mostly due to the cost cutting initiatives that were implemented during the fall of 2011, which resulted in a $0.8 million decrease in business development expenses and a $1.7 million reduction in professional and consulting expense. In August 2012, the Company satisfied an account payable due to a service provider in the approximate amount of $1.6 million through the payment of $0.6 million and the transfer and assignment of other assets (an accounts receivable and judgments) with an aggregate carrying value of $0.6 million. This transaction was recorded as an approximate $1 million reduction of accounts payable and professional and consulting expenses during the second quarter of 2012.

Income Taxes

Due to the uncertainty in the current operating environment we continue to record a full valuation allowance on our deferred tax assets.

Capital

Liquid assets were approximately $12.2 million at June 30, 2012, consisting of cash and cash equivalents, “Level 1” assets less “Level 1” liabilities, “Level 2” assets less “Level 2” liabilities and net current receivables, compared to $15.5 million at December 31, 2011. The decrease in liquid assets primarily relates to cash inflows from operations less year-end bonuses and severance paid during the first and second quarters of 2012 and the cost of treasury stock purchases.

The following table sets forth the calculation of liquid assets (non-GAAP) as of June 30, 2012 and December 31, 2011 (in millions of dollars):

	June 30, 2012	December 31, 2011

Total cash and cash equivalents	6.2	7.4
Financial instruments owned, at fair value (Level 1 and Level 2)	3.0	6.1
Private placement and other fees receivable	1.1	1.8
Receivable from brokers, dealers & clearing agencies	2.2	1.8
Financial instruments sold, not yet purchased, at fair value (Level 1)	(0.3)	(1.6)

Liquid Assets (non-GAAP)	12.2	15.5

Book value per common share at June 30, 2012 was $0.46. Book value per common share is based on common shares outstanding. Adjusted book value per common share at June 30, 2012 was $0.34. Adjusted book value per common share is based on common shares outstanding, including unvested and vested restricted stock and restricted stock units.

We have experienced recurring losses from operations, and such losses may continue for the foreseeable future. As of August 13, 2012, the Company had approximately $7 million in liquid assets. If the Company cannot generate revenue in the near term, it will need to raise additional capital to continue to fund its operating activities. The Company is currently exploring several financing and strategic options; however, there can be no assurance that the Company will be able to complete any such transaction in a timely manner, if at all, and cannot predict what the terms of any such transaction will be. Any financing or strategic transaction may be dilutive to existing stockholders and may include covenants restricting the Company’s ability to operate freely or make it more difficult for the Company to raise money in the future. If the Company’s capital raising and/or strategic initiative efforts are unsuccessful, its inability to finance ongoing operations could have a material adverse effect on the Company’s financial position, results of operations and business and the Company may have to curtail its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

About Direct Markets Holdings Corp.

Direct Markets Holdings Corp. (MKTS) is a holding company with a number of direct and indirect subsidiaries, including Direct Markets, Inc. and Rodman & Renshaw, LLC.

About Direct Markets, Inc.

About Direct Markets, Inc.

Direct Markets, Inc. will provide a broker-neutral technology platform where public companies interact directly with investors to gain exposure, receive sentiment, build relationships and perform capital markets transactions. The result is a new paradigm where participants gain control over the capital raising process with greater visibility, transparency and cost savings. For more information, please visit www.directmkts.com.

About Rodman & Renshaw, LLC

Rodman & Renshaw, LLC is a full-service investment bank dedicated to providing corporate finance, strategic advisory and related services to public and private companies across multiple sectors and regions. The company also provides research and sales and trading services to institutional investors. Rodman is a leader in the PIPE (private investment in public equity) and RD (registered direct offering) transaction markets. According to Sagient Research Systems, Rodman has been ranked the #1 Placement Agent by deal volume of PIPE and RD financing transactions completed every year since 2005. For more information, please visit www.rodm.com.

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance including, but not limited to the timing and success of the roll-out of the DirectMarkets platform. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements.

These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 15, 2012, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management’s reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

DIRECT MARKETS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
as of June 30, 2012 (Unaudited) and December 31, 2011
Dollars in Thousands, Except Per Share Amounts

	June 30, 2012	December 31, 2011

Assets
Cash and cash equivalents:
Unrestricted	$4,972	5,789
Restricted	1,223	1,602

Total cash and cash equivalents	6,195	7,391
Financial instruments owned, at fair value:
Corporate equity securities	2,679	5,064
Merchant banking investments	4,645	9,559
Derivatives	3,824	4,767
Fixed income	326	1,093
Other investments	1,332	1,379

Total financial instruments owned, at fair value	12,806	21,862
Private placement and other fees receivable	1,077	1,766
Receivable from brokers, dealers & clearing agencies	2,176	1,828
Prepaid expenses	516	512
Property and equipment, net	2,347	3,027
Other assets	2,837	2,440
Goodwill and other intangible assets, net	215	—

Total Assets	$28,169	38,826

Liabilities and Stockholders’ Equity
Accrued compensation payable	$2,632	5,924
Accounts payable and accrued expenses	4,219	4,610
Financial instruments sold, not yet purchased, at fair value
Corporate equity securities	267	1,643
Derivatives	71	—

Total financial instruments sold, not yet purchased, at fair value	338	1,643
Long term convertible debt	5,910	5,997

Total Liabilities	13,099	18,174

Stockholders’ Equity
Common stock, $0.001, par value; 100,000,000 shares authorized; 32,582,499 and 33,672,699 issued as of June 30, 2012 and December 31, 2011, respectively	33	34
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued	—	—
Additional paid-in capital	75,606	74,221
Treasury stock, no shares and 100,000 shares as of June 30, 2012 and December 31, 2011, respectively	—	(46)
Accumulated deficit	(60,569)	(53,557)

Total Stockholders’ Equity	15,070	20,652

Total Liabilities and Stockholders’ Equity	$28,169	38,826

DIRECT MARKETS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Operations for the
Three Months and Six Months Ended June 30, 2012 and 2011 (Unaudited)
Amounts in Thousands, Except Per Share Amounts

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2011	2012	2011

Revenues:
Investment banking	$2,349	14,707	25,825	42,178
Merchant banking	(77)	(27)	(5,114)	539
Brokerage	6,558	6,449	13,068	7,615
Conference fees	—	—	—	446
Principal transactions	(2,537)	(5,245)	(2,333)	(7,560)
Interest and other income	428	14	719	25

Total revenues	6,721	15,898	32,165	43,243

Operating expenses:
Compensation and benefits	7,525	15,231	21,407	33,094
Conference expense	—	39	—	2,946
Professional and consulting	836	2,529	3,524	4,103
Occupancy and equipment rentals	816	1,068	1,639	1,841
Advertising and marketing	243	150	430	457
Communication and market research	1,750	1,980	3,633	2,894
Execution and clearing	833	1,140	1,843	1,218
Depreciation and amortization	406	397	809	794
Business development	628	1,384	1,634	2,683
Interest expense	320	—	434	—
Bad debt expense	197	10	197	48
Hudson acquisition related expense	—	794	—	1,212
Other	2,244	1,725	3,714	2,791

Total operating expenses	15,798	26,447	39,264	54,081

Operating income (loss)	(9,077)	(10,549)	(7,099)	(10,838)
Income tax expense (benefit)	(87)	(2,666)	(87)	(2,769)

Net income (loss)	$(8,990)	(7,883)	(7,012)	(8,069)

Net income (loss) per common share:
Basic	$(0.25)	(0.21)	(0.19)	(0.22)

Diluted	$(0.25)	(0.21)	(0.19)	(0.22)

Weighted average common shares outstanding:
Basic	36,460	37,637	36,440	36,427

Diluted	36,460	37,637	36,440	36,427

The table below reconciles the numerators and denominators of the basic and diluted earnings per share (“EPS”) computations for the three months and six months ended June 30, 2012 and 2011 (in thousands, except per share amounts):

		Three Months Ended June 30,		Six Months Ended June 30,

		2012	2011	2012	2011

Earnings (loss):
Earnings (loss) for basic earnings per share		(8,990)	(7,883)	(7,012)	(8,069)
Addback: Convertible debt related interest		—	—	—	—

Earnings (loss) for diluted earnings per share		(8,990)	(7,883)	(7,012)	(8,069)

Shares:
Shares outstanding	(1)	32,749	35,103	33,009	34,202
Unearned restricted stock	(2)	—	—	—	(23)
Earned RSUs	(3)	3,711	2,534	3,431	2,248

Shares outstanding, basic		36,460	37,637	36,440	36,427

Convertible debt	(4)	—	—	—	—
Unearned RSUs	(5)	—	—	—	—

Shares outstanding, diluted		36,460	37,637	36,440	36,427

Earnings (loss) per share:
Basic		(0.25)	(0.21)	(0.19)	(0.22)
Diluted		(0.25)	(0.21)	(0.19)	(0.22)

(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock.

(2)

As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as the Company’s obligation to issue these shares remains contingent.

(3)

As earned RSUs are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)

Calculated using the “if converted” method. The “if converted” method assumes the conversion of the outstanding convertible debt at the beginning of the period. Related interest expense is added back to the diluted EPS numerator.

(5)

Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.